Exhibit 99.3

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

TABLE OF CONTENTS

PAGE(S)

Financial Statements:

Balance Sheet	2-3

Statement of income and retained earnings	4

Statement of cash flows	5

Notes to financial statements	6 -13

JENQUEST, INC.

dba INSURANCE DATA SERVICES

BALANCE SHEET

SEPTEMBER 30, 2007

(UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash	$192,355
Accounts receivable	284,658
Other receivables	2,480
Prepaid expenses	25,786

TOTAL CURRENT ASSETS	505,280

PROPERTY & EQUIPMENT:
Computer equipment	696,666
Furniture and fixtures	86,624
Office equipment	132,628
Leasehold improvements	81,345
997,263

Less: Accumulated Depreciation	(798,364)

PROPERTY & EQUIPMENT, NET	198,899

OTHER ASSETS
Deposits	13,607

TOTAL ASSETS	$717,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITES

Accounts payable	$82,415
Accrued expenses	144,193
Income taxes payable	45,829
Customer deposit	49,000
Line of credit	225,000
Due to stockholders	53,403
Capital lease payable	3,886
Deferred revenue	3,326
Deferred income taxes	61,000

TOTAL CURRENT LIABILITIES	668,052

LONG TERM LIABILITIES
Deferred income taxes	25,000

TOTAL LIABILITIES	$693,052

STOCKHOLDERS’ EQUITY
Series A voting common stock – No Par Value; 10,000,000 shares authorized, 8,306,000 shares issued, 6,759,000 shares outstanding at September 30 2007; Series B Non voting common stock – No Par Value; 10,000,000 shares authorized, 4,157,413 shares issued, 4,103,626 shares outstanding at September 30, 2007	24,897
Treasury stock at cost	(565,543)
Retained earnings	565,380

TOTAL STOCKHOLDERS’ EQUITY	24,734

TOTAL LIABILITES AND MEMBERS’ EQUITY	$717,786

JENQUEST, INC.

dba INSURANCE DATA SERVICES

STATEMENT OF INCOME AND RETAINED EARNINGS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

NET SALES	$4,650,310

OPERATING EXPENSES	4,307,367

OPERATING INCOME	342,943

OTHER INCOME
Interest income	3,124
Interest expense	(34,444)
Write down of intangible assets	—

TOTAL OTHER INCOME (EXPENSE)	(31,320)

NET INCOME BEFORE TAXES	311,623

PROVISION FOR INCOME TAXES	76,000

NET INCOME	235,623

RETAINED EARNINGS, BEGINNING BALANCE	303,757

RETAINED EARNINGS, ENDING BALANCE	$565,380

JENQUEST, INC.

dba INSURANCE DATA SERVICES

STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$235,623
Adjustments to reconcile net income to
Net cash provided by operating activities:
Depreciation	126,129
(Increase) decrease in:
Accounts receivable, net	(58,952)
Other receivables	(1,070)
Prepaid expenses	5,696
Increase (decrease) in:
Accounts payable	11,643
Accrued expenses	137,756
Income taxes payable	25,566
Deferred revenue	(42,758)
Deferred income taxes	27,000

NET CASH PROVIDED BY OPERATING ACTIVITES	466,632

CASH FLOWS FROM INVESTING ACTIVITES:
Cash paid for the purchase of equipment	(36,247)

NET CASH USED IN INVESTING ACTIVITES	(36,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments of line of credit	(175,000)
Net payments to stockholders	(172,450)
Net payments of capital lease	(14,510)
Sale of treasury stock	10,000
Payments on note payable	(100,000)

NET CASH USED IN FINANCING ACTIVITES	(451,960)

NET DECREASE IN CASH	(21,755)

CASH AND EQUIVALENTS, BEGINNING	213,929

CASH AND EQUIVALENTS, ENDING	$192,355

SUPPLEMENTAL INFORMATION
Cash paid for interest	$34,444
Cash paid for income taxes	$14,460

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note A

Summary of Significant Accounting Policies

Organization

Jenquest, Inc. (the Company), was formed in 1996 as a California Corporation and provides insurance certificate tracking services for companies throughout North America.  Primary offices are located in Hemet, California and offsite data backup and storage facilities are located throughout the western United States.

Basis of Accounting

The Company uses the accrual method of accounting for financial statement reporting purposes, whereby revenue is recognized as earned and expenses are recognized as incurred.  The Company files its tax return on the cash method of accounting, whereby revenue is recognized when received and expenses are recognized when paid.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions.  The balances, at times, may exceed federally insured limits.  The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

The Company evaluates customer credit on an individual basis to help ensure that terms are only extended to creditworthy accounts.  Credit is unsecured.  The Company considers accounts receivable to fully collectible; accordingly, no allowance for doubtful accounts has been established.

Property and Equipment and Related Depreciation

Property and equipment are stated at acquired cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the expected life of the improvements or the remaining lease term. Repairs and maintenance are charged to expense as incurred, and major improvements that extend the life of the asset are capitalized and amortized over the expected life of the improvement.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note A

Summary of Significant Accounting Policies (Continued)

Advertising

The Company expenses all advertising costs as incurred.  Advertising expense was $15,937 for the nine months ended September 30, 2007.

Revenue Recognition

Service fees are generally billed and paid to the Company on a monthly basis. Certain customers pay services fees in advance, such as on a quarterly or annual basis. Service fees paid in advance are recognized monthly over the applicable terms of the contract. The unearned portion of the service fees are recorded as deferred revenue until such time the services are provided at which point the fees are amortized and recorded as income.

Installment and other fees are recognized in the periods the services are rendered.

Accounting Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates regarding various financial matters.  As with any estimate, actual amounts incurred may differ from the estimates used in the preparation of these financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note A

Summary of Significant Accounting Policies (Continued)

Income Taxes

Deferred tax assets and liabilities are provided using the asset and liability method for temporary differences between financial and tax reporting bases using the enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we believe are more likely than not realizable.

Recent Accounting Pronouncements

FASB Statement No. 157 (September 2006), Fair Value Measurements - This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value. This statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. This statement is effective for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note A

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements, continued

FASB Interpretation No.48 (July 2006) Accounting for Uncertainty in Income Taxes of FASB Statement 109 - This interpretation is effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109, Accounting for Income Taxes. FIN 48 requires that all tax positions be evaluated using a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Differences between tax positions taken in a tax return and amounts recognized in the financial statements are recorded as adjustments to income taxes payable or receivable, or adjustments to deferred taxes, or both. FIN 48 also requires expanded disclosure at the end of each annual reporting period including a tabular reconciliation or unrecognized tax benefits. In accordance with FIN 48, the Company will report the difference between the net amount of assets and liabilities recognized in the balance sheet prior to and after the application of FIN No. 48 as a cumulative effect adjustment to the opening balance of retained earnings. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

FASB Statement No. 159 (February 2007), Fair Value Options for Financial Assets and Financial Liabilities - This statement permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS 159 establishes presentation and disclosure requirement to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. This statement is effective for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial statements.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note B

Line Of Credit

The Company has a line of credit agreement with a bank that provides for maximum borrowings of $400,000.  The balance outstanding under the line of credit was $225,000 at September 30, 2007.  Interest is payable monthly at a rate of Prime plus 0.5%.  The rate was 8.75% at September 30, 2007.  The line is collateralized by substantially all assets of the Company and the personal guarantee of two stockholders. The line of credit has a maturity date of December 12, 2007 but was paid in full as of November 2007.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note C

Related Party Transactions

In December 2006, the stockholders advanced $225,853 to the Company for short-term cash flow needs.  As of September 30, 2007 the outstanding loan balance was $53,403. These loans are intended to be fully repaid within one year at an interest rate of 10%.

Note D

Commitments

The Company has entered into various non-cancelable operating leases for office space that expire at varying dates up to the year 2012.

Rental expense in connection with these operating leases amounted to $103,104 for the nine months ending September 30, 2007.

Future commitments under the leases are as follows:

Nine months ending September 30,

2008	$141,158
2009	94,475
2020	10,700
2011	11,400
2012	3,800

Total	$261,533

Note E

Employee Benefit Plan

The Company has a qualified 401(k) plan that covers substantially all employees meeting certain eligibility requirements.  Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code.  At the Company’s discretion, it can match a portion of the participants’ contributions.  The Company’s matching contribution was $16,204 for the nine months ending September 30, 2007.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note F

Concentrations

For the years ended September 30, 2007, approximately 11.2% of revenue was provided by one customer. There were no accounts receivable concentrations at September 30, 2007.

Note G

Capitalization

Capital Stock

At September 30, 2007, the Company has 20,000,000 shares of common stock authorized.  This is made up of 10,000,000 shares of Series A voting stock and 10,000,000 shares of Series B non-voting stock.  At September 30, 2007, there were 8,306,000 shares of Series A and 4,157,413 of Series B issued. Of those amounts, 6,759,000 shares of Series A and 4,103,626 shares of Series B stock where outstanding at September 30, 2007.  The Company has authorized 10,000,000 preferred shares, and no shares are issued and outstanding at September 30, 2007.

Note H

Provision for Income Taxes

The provision for income taxes for the nine months ending September 30, 2007 consists of the following:

Current expense	$49,000
Deferred income taxes	27,000

Provision for income taxes	$76,000

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At September 30, 2007, deferred tax assets amounted to approximately $23,000 and relate primarily to the temporary timing differences for accounts payable and deferred revenue. At September 30, 2007, deferred tax liabilities amounted to approximately $109,000; $25,000 relates to the difference between the book and tax basis of property and equipment and $84,000 relates to the temporary timing differences for accounts receivable and prepaid expenses.

JENQUEST, INC.

dba INSURANCE DATA SERVICES

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note I

Subsequent Events

Effective November 1, 2007, the Company was acquired by Ebix, Inc. The transaction involved upfront cash payments of $11.25 million to the Company’s shareholders plus a potential earn-out cash payment of up to $1.35 million paid 12 months from the date of acquisition, if specific revenue targets are achieved. Ebix primarily funded this transaction through internal sources using its own cash reserves. No Ebix shares were issued in the transaction.